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                                                                   EXHIBIT 5.01

                                                McDermott, Will & Emery
                                                1301 Dove Street, Suite 500
                                                Newport Beach, California 92660



                                 April 29, 1997

Koll Real Estate Group, Inc.
4343 Von Karman Avenue
Newport Beach, CA 92660

    Re: Registration Statement on Form S-4, Registration No. 333-22121.
        ---------------------------------------------------------------

Ladies and Gentlemen:

    We are acting as counsel for Koll Real Estate Group, Inc., a Delaware corporation (the "Company"), in connection with the registration, under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 12,204,802 shares of common stock, $0.05 par value (the "Common Stock"), issuable pursuant to the Registration Statement of the Company, Registration No. 333-22121, initially filed with the Securities and Exchange Commission ("SEC") on February 20, 1997, as amended by Amendment No. 1 filed with the SEC on April 10, 1997 and Amendment No. 2 filed with the SEC on April 29, 1997 (the "Registration Statement").

    In connection with the issuance of the Common Stock, we have examined originals, or copies submitted to us that we have assumed are genuine, accurate and complete, of all such corporate records of the Company, agreements, and other instruments, certificates of public officials, officers, and representatives of the Company, and other documents we have deemed necessary and appropriate to require as the basis for the opinion hereinafter expressed. As to various questions of fact material to this opinion, where relevant facts were not independently established, we have relied upon statements of the officers of the Company.

    Based and relying solely upon the foregoing, it is our opinion that when the shares of Common Stock, or any portion thereof, are issued pursuant to and as described in the Registration Statement, such shares will be duly authorized, validly and legally issued, fully paid and nonassessable.

    Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement, and to the references to this firm in the Registration Statement and any subsequent amendment thereto under the captions "Summary" and "Legal Matters" as having passed upon certain legal matters in connection with the validity of the shares of Common Stock to be issued pursuant to the Registration Statement. In giving our consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Sincerely,

                                          McDERMOTT, WILL & EMERY

                                          /s/ McDERMOTT, WILL & EMERY